Exhibit 10.1
MANUFACTURING and SUPPLY AGREEMENT
     THIS AGREEMENT is made the 18th day of April 2005 (the “Effective Date”)
     BETWEEN:
     (1) Advancis Pharmaceutical Corporation existing under the laws of United States of America and having its principal place of business at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876 (hereinafter referred to as “Advancis”); and
     (2) CLONMEL HEALTHCARE LIMITED existing under the laws of Ireland and having its principal place of business at Waterford Road, Clonmel, Co. Tipperary, Ireland (hereinafter referred to as “Clonmel”), each a “Party” and together “Parties”.
1.	Definitions

The following terms whenever used in this Agreement shall have the following meanings:-
1.1	“Advancis” and “Clonmel” shall have the meanings set out above and “Parties” shall mean all of them.

1.2	“Advancis Approved Suppliers” means those suppliers approved by Advancis and as listed in Schedule A and as modified from time to time by mutual written agreement of the Parties.

1.3	“Advancis Intellectual Property Rights” means Intellectual Property Rights made, conceived, developed or reduced to practice during the Term by (a) Advancis or its employees or agents; or (b) by Clonmel or its employees or agents; or (c) jointly by Advancis and Clonmel or their employees or agents; and that relate to Product and/or the manufacture or use thereof and/or Confidential Information of Advancis.

1.4	“Advancis Equipment” shall mean additional equipment purchased and supplied by Advancis and labelled as property of Advancis Pharmaceutical Corporation and listed on Schedule C.

1.5	“Affiliate” means any person, corporation, company, partnership, joint venture and / or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party.

1.6	“Applicable Law(s)” means the laws, rules, and regulations, including any statutes, rules, regulations, or other requirements, that may be in effect from time to time and that apply (i) to the development, manufacture, registration, and marketing of Product in the United States and the European Union and its member states, including any such statutes, rules, regulations, or other requirements of the FDA and the EMEA and/or (ii) to the manufacture of Product at the Facility.

1.7	“Batch” means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

1.8	“Batch Manufacturing Records” shall mean documentation recording specifications, manufacturing formulae, processing, packaging, procedures and records relating to the manufacture of each Batch.

1.9	“Clonmel Intellectual Property Rights” means any Intellectual Property Rights made, conceived, developed or reduced to practice by Clonmel or its employees or agents on, before or after the Effective Date, and excluding any Advancis Intellectual Property Rights.

1.10	“Clonmel Operating Documents” means the standard operating procedures, standard manufacturing procedures, protocols, validation documentation, and supporting documentation, such as environmental monitoring, for operation and maintenance of the Facility and Clonmel equipment used in the process of producing Product(s), excluding any of the foregoing that are unique to the manufacture of Product(s).

1.11	“Competent Authorities” means any national or local agency, authority, department, inspectorate, minister official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or over the parties, including the European Commission, The Court of First Instance and the European Court of Justice, the FDA, EMEA or other governmental health authority.

1.12	“Components” shall mean containers, labelling and packaging for the Product(s).

1.13	“Confidential Information” shall have the meaning set forth in Section 18.1.

1.14	“Control” and the correlative meanings “controlled by” and “under common control with” means, for purposes of the definition of Affiliate only, the beneficial ownership, directly or indirectly, of more than 50% of the issued share capital or other comparable equity or ownership interest with respect to a business entity or the legal power to direct or cause direction of the general management and policies of the party in question.

1.15	“Development and Clinical Manufacturing Agreement” means the Development and Clinical Manufacturing Agreement entered into between the parties on April 18th, 2005.

1.16	“Effective Supply Date” shall mean the date on which Advancis first places a Purchase Order in accordance with Section 9.

1.17	“EMEA” means the European Agency for the Evaluation of Medicinal Products or any other successor agency where approval is necessary to market the Product in Europe.

1.18	“Facility” has the meaning set forth in Section 4.1.

1.19	“Facility Build Out Agreement” shall mean the facilities build out agreement entered into between the parties substantially simultaneously herewith, together with all attachments and exhibits thereto, as the same may be amended from time to time.

1.20	“FDA” means the US Food and Drug Administration, and any successor agency thereof.

1.21	“Force Majeure” in relation to any Party means any event or circumstance which is beyond the reasonable control of that Party which event or circumstance that Party could not reasonably be expected to have taken into account at the date of this Agreement and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement including act of God, lighting, fire, storm, flood, earthquake, strike, act of the public enemy, war, terrorist act, blockade, governmental restraint, act of legislature or requirement of governmental authority.

1.22	“GMP Rules” means current Good Manufacturing Practices as contained in 21 CFR Parts 210 and 211 and related regulations as amended from time to time.;

1.23	“Intellectual Property Rights” means any Patent Right, invention, registered design, design right, copyright, database right, trade mark, service mark, application to register any of the aforementioned rights, trade secrets, confidential information, and all rights in Know-How or equivalent rights recognized in any jurisdiction.

1.24	“Know-How” means any technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, formulae, ideas, inventions (whether patentable or not), procedures for experiments and tests and results of research or development, laboratory records, processes including manufacturing processes, specifications and techniques, clinical trial data and information contained in submissions to Competent Authorities.

1.25	“Latent Defect” has the meaning set forth in Section 5.5(b).

1.26	“Manufacture” shall include production, filling, packaging, quality control, batch release, and storage together with all other activities encompassed by the Master Production Record.

1.27	“Manufacturing Specifications” shall mean those specifications and procedures set out in Schedule G.

1.28	“Marketing Authorization(s)” shall mean the necessary regulatory approval for the sale of any of the Product(s) in any country within the Territory.

1.29	“Master Production Record” shall mean the documentation that contains a detailed description of the Process and any other instructions to be followed by Clonmel in the production of the Product as agreed in writing by the Parties. The Master Production Record shall be signed by the Parties and attached hereto as Schedule H.

1.30	“Material(s)” means all raw materials and supplies to be used in the Manufacture of the Product.

1.31	“Material Specifications” means the specification for Materials set forth in Schedule D, as modified from time to time by mutual agreement of the Parties.

1.32	“Patent Rights” means design and utility patent applications and patents (including provisional patent applications), author certificates, inventor certificates, utility certificates, improvement patents and utility models and certificates of addition and all foreign counterparts of them in all countries, including any divisional applications and patents, filings, renewals, continuations, continuations-in-part, patents of addition, extensions (including patent term extensions), reissues, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

1.33	“Process” means the manufacturing process for the Product in accordance with the Master Production Record.

1.34	“Product(s)” shall mean the product(s) listed in Schedule 1 (including for the avoidance of doubt Validation Batches).

1.35	“Purchase Order(s)” shall mean orders for the Product(s) placed by Advancis upon Clonmel which are contractually binding on the Parties.

1.36	“Regulatory Application” shall mean any regulatory application or any other application for marketing approval for the Product, which Advancis will file in the Territory, including any supplements or amendments thereto which Advancis may file.

1.37	“RHA” shall mean any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market the Product in the relevant country of the Territory.

1.38	“Shipping Documentation” means the documents, including but not limited to certificates of analyses, and packaging slip summarizing the contents of the shipment as set forth in the Master Production Record.

1.39	“Term” means the period commencing on the Effective Supply Date and terminating on the date of expiration or termination of this Agreement as set out in Section 23.

1.40	“Territory” shall mean the countries listed in Schedule I subject to such additions and deletions as may be agreed in writing between the Parties.

1.41	“Third Party” means any party other than Clonmel, Advancis or their respective Affiliates.

1.42	“Validation Batches” means the validation batches of the Product manufactured pursuant to the Development and Clinical Manufacturing Agreement.
2.	Appointment

2.1	Advancis hereby appoints Clonmel as its non-exclusive manufacturer of the Product(s) for supply to the Territory for the Term.

3.	Supply of Materials and Components

3.1	Clonmel shall procure sufficient quantities of all Materials and Components from Advancis Approved Suppliers that comply with the Manufacturing Specifications, Material Specifications and Master Production Record to enable Clonmel to comply with Clonmel’s obligations under this Agreement.

3.2	If reasonably requested by Advancis from time to time, Clonmel shall provide adequate samples of all Materials and Components to Advancis or such third party as Advancis may nominate for testing and approval.

4.	Manufacture and Quality Control

4.1	Unless otherwise agreed by Advancis, Clonmel shall manufacture the Product(s) only at its production facility at Waterford Road, Clonmel, Co. Tipperary, Clonmel, Ireland (the “Facility”).

4.2	Clonmel shall manufacture, package, handle, and provide quality assurance for Product manufactured under this Agreement, as set forth in the Master Production Record and in accordance with GMP Rules and Marketing Authorization and in all material respects in accordance with Applicable Laws, and to deliver to Advancis the quantities of Product ordered by Advancis in accordance with this Agreement.

4.3	Clonmel shall package and label Product for shipment in accordance with the Master Production Record. Clonmel shall deliver Product FCA (having the meaning and importing the rights and obligations provided in Incoterms 2000) delivered at the Facility to a common carrier for shipment designated by Advancis to Clonmel in writing and risk shall pass accordingly. Advancis shall pay for all shipping costs in connection with each shipment of Product. Each shipment shall be accompanied by the Shipping Documentation. Should Clonmel at any time during the term of this Agreement have reason to believe that it shall be unable to meet a delivery date, Clonmel shall promptly notify Advancis.

Upon passing of title to Product to Advancis, Advancis shall be responsible for all storage, shipping, handling and distribution of Product by Advancis and/or any Third Party on behalf of Advancis, including without limitation any agents and sub-contractors of Advancis.

4.4	Clonmel shall maintain accurate records for the production of Product as required by Applicable Laws, including GMP Rules. Clonmel shall retain ownership of Clonmel Operating Documents, and shall make copies thereof available to Advancis upon Advancis’ request. Clonmel Operating Documents shall remain Clonmel Confidential Information. Advancis shall have the right to use, read, audit and reference any of the foregoing in connection with a filing for or maintaining Marketing Authorizations of

Product; in connection with the review of manufacturing activities related to preventive maintenance, calibrations, equipment validations, testing, housekeeping, or personnel training, or as otherwise authorized by this Agreement. Advancis shall own the Master Production Record and all Batch Records. Clonmel shall be entitled to retain possession of the originals thereof in the files of Clonmel, as Confidential Information of Advancis.

4.5	Clonmel shall provide sufficient space within the facility for use as an Analytical Laboratory which will contain all analytical equipment supplied by Advancis. Advancis will supply all analytical equipment listed on Schedule E. It is understood that this is all the equipment necessary for both development and commercial operations

4.6	In carrying out its obligations under this Agreement, Clonmel shall comply with the Marketing Authorizations, GMP Rules and, in all material respects, Applicable Laws in manufacturing the Product(s).

4.7	Clonmel shall promptly inform Advancis of any deviation from the Manufacturing Specifications, Master Production Record or of any other problems or issues arising in relation to the Manufacture of the Product(s) and shall consult with Advancis in relation to the resolution of such matters.

4.8	Neither party shall change any part of the Manufacturing Specifications or Master Production Record without the prior written approval of the other following a written submission by the party proposing the change detailing the proposed change(s) and the reasons.

4.9	Clonmel shall make available adequate manufacturing facilities and capacity to enable Clonmel to fulfil Advancis requirements for the Product(s) in accordance with the forecasting and ordering provisions of Section 9.

4.10	Clonmel shall employ sufficient and appropriately qualified technical and other staff to properly fulfil its obligations relating to the Manufacture of the Product(s) in accordance with the provisions of this Agreement.

4.11	Clonmel shall sample and analyse the Materials and Components in accordance with GMP Rules, Manufacturing Specifications and the Master Production Record and, in all material respects, in accordance with Applicable Laws and to the extent that any Materials or Components do not satisfy such requirements, Clonmel shall reject and return them to the supplier.

4.12	Clonmel shall, at its sole cost and expense, dispose of all waste in a manner prescribed by and consistent in all material respects with all applicable environmental laws, rules and regulations.

4.13	Clonmel shall analyse the Product locally and release Product for sale to the market and shall store samples of each Batch of the Product(s) in accordance with the Manufacturing Specifications, Applicable Laws, GMP Rules, and Marketing Authorizations.

4.14	Clonmel shall conduct stability studies of the drug product in accordance with the stability protocol for the Product(s), and perform all tests, at the required frequency

4.15	Upon release of each Batch of the Product(s) Clonmel shall provide Advancis with:
          (a) certificate of analysis provided in accordance with the Master Production Record stating that the Product(s) released comply with the respective Marketing Authorisation(s) and Manufacturing Specifications and any other documents as specified in the quality agreement.
          (b) At the request of Advancis, Clonmel will supply Advancis, full Batch Manufacturing and Test Records for the first [***] Batches manufactured by Clonmel pursuant to this Agreement. Thereafter, Advancis may request Clonmel to supply full Batch Manufacturing Records after every [***] Batch manufactured, unless otherwise agreed by the parties, provided, however, such request by Advancis may be made more frequently in the event that problems have occurred with respect to manufacture of Product.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.	Product Warranties; Acceptance and Rejection Of Clinical Material

5.1	Product Warranties. Clonmel warrants that (a) any Product manufactured by Clonmel pursuant to this Agreement, was manufactured in accordance with the Manufacturing Specifications, Master Production Record and Marketing Authorizations; (b) was manufactured in accordance with GMP Rules and (c) at the time of delivery, no more than three (3) months of the shelf life of the Product has expired (the “Product Warranties”).

5.2	The warranties set forth in Section 5.1 shall not apply to any Clinical Materials, Site Specific Stability Batches, scale-up, process development and Validation Batches which (i) have been tampered with or altered after delivery to Advancis; (ii) have been subject to misuse, negligence or accident after delivery to Advancis; or (iii) have been stored, handled or used after delivery to Advancis in any manner contrary to Applicable Laws.

5.3	Clonmel General Warranties
     (a) Clonmel represents and warrants to Advancis as of the Effective Date, as follows:
(i)	Clonmel has the right to enter into this Agreement; and

(ii)	there are no agreements between Clonmel and any Third Party that conflict with this Agreement
     (the “Clonmel General Warranties”).
5.4	Advancis General Warranties
     (a) Advancis represents and warrants to Clonmel as of the Effective Date, as follows:
(i)	Advancis has the right to enter into this Agreement; and

(ii)	there are no agreements between Advancis and any Third Party that conflict with this Agreement.

          (the “Advancis General Warranties”).
5.5	Approval of Shipment of Product.
     (a) When a shipment of Product is ready for delivery, Clonmel shall notify Advancis and supply Advancis with the required Shipping Documentation. Clonmel shall not ship any shipment of Product Batches until the required Shipping Documentation for such shipment has been approved in writing by Advancis.
     (b) Advancis shall have [***] after custom clearance of each shipment of Product in the country of destination (such period, the “Acceptance Period”) to review such shipment and test Product. If Advancis believes that Product Batches do not comply with the Product Warranties, then Advancis shall deliver to Clonmel written notice of rejection (the “Rejection Notice”) of such Product stating in reasonable detail the basis for such assertion of non-compliance. Product not rejected within such [***] period shall be deemed to be accepted by Advancis; provided, however, that Advancis thereafter may send a Rejection Notice for Product following the discovery of any failure to comply with the Product Warranties if such non-compliance was not reasonably discoverable within such [***] period and such notice is sent no later than [***] prior to expiration of the shelf life of the Product (each such non-compliance a “Latent Defect”). If a Rejection Notice is received by Clonmel during the Acceptance Period, or thereafter as permitted with respect to Latent Defects, Clonmel and Advancis shall attempt to resolve any dispute regarding the conformity of a shipment of Product with the Product Warranties. If such dispute cannot be settled within [***] of the submission of the Rejection Notice, then such dispute shall be resolved as set forth in Section 4.5.
5.6	Disputes Regarding Product.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.7
(a) If Product is alleged not to conform with the Product Warranties, then Advancis shall submit a sample of the Batch of the disputed shipment to an independent testing laboratory of recognized repute selected by Advancis and approved by Clonmel in writing (such approval not to be unreasonably withheld) for analysis, under quality assurance approved procedures, of the conformity of such shipment Product with the Product Warranties. The costs associated with such analysis by such independent testing laboratory shall be paid by the Party whose assessment of the conformity of the shipment of Product with the Product Warranties was mistaken. The determination by the independent testing laboratory, shall be final and binding.
(b) In the event that the Parties or an independent testing laboratory agree that all or a portion of Shipments of Product fails to conform to Product warranties, Clonmel shall manufacture for and deliver to Advancis, by expedited means, for no additional costs, sufficient quantities of Product to replace the non-conforming portion of such shipment of Product, in accordance with the provisions of this Agreement.
5.8	DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, BOTH PARTIES MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO PRODUCTS, MATERIALS AND SERVICES PROVIDED UNDER THIS AGREEMENT, AND CLONMEL SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO SUCH PRODUCTS, MATERIALS, OR SERVICES.

6.	Recall

6.1	Each Party shall inform the other in writing without delay when quality issues relating to the safety or effectiveness of the Product(s) already shipped subsequently comes to that Party’s knowledge.

6.2	The decision to initiate a recall of the Product is the responsibility of Advancis.

6.3	In the event of a Product recall Clonmel shall comply with all reasonable requirements stipulated by Advancis.

6.4	Insofar as any recall arises because of any breach by Clonmel of any its obligations under this Agreement or any of the Product Warranties, Clonmel shall replace the Batch to which the issue relates within [***] at Clonmel’s cost and Clonmel shall pay the costs of the recall. Otherwise all other costs of a recall of Product shall be borne by Advancis.

7.	Handling of Complaints

7.1	Any material complaint as to the quality, safety and effectiveness of the Product brought to the attention of either of the Parties shall forthwith be communicated to the other of the Parties.

7.2	Clonmel shall provide all reasonable assistance requested by Advancis in the investigation of customer complaints regarding Product that, in Advancis’ reasonable opinion, are related to or arise from the manufacturing or packaging of such Product by Clonmel, including reviews of records and testing of the Product in accordance with the Master Production Record.

7.3	Advancis will be responsible for reporting all adverse events to the FDA.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.	Retention of Records and Samples

8.1	Unless otherwise agreed in writing by the Parties, Clonmel shall retain:
     (a) all Batch Manufacturing Records and records relating to the analysis of the Product(s) for the longer of 5 years or one year following the end of the shelf life of the Product(s);
     (b) reference samples from each Batch for one year after the end of the shelf life of that Batch.
9.	Forecasting and Purchase Orders

9.1	Advancis shall submit to Clonmel on a [***] basis by the [***] a [***] rolling forecast of its requirements for the Product(s). The amounts set forth in each [***] of the forecast are firm purchase orders and the amount set forth from [***] onwards represent a forecast. The quantity in the [***], which becomes a purchase order at this time, may not be less than [***] or more than [***] of the amount set forth in the previous month of said forecast. The firm purchase orders shall be accompanied by a Purchase Order for each month of the relevant four month period.

9.2	If the quantities of Product set out in any Purchase Orders for any month exceed [***] of the quantities previously forecast for the relevant month and Clonmel is not able to supply such increased quantities, Clonmel shall inform Advancis no later than one week after receipt of the Purchase Order whether it will make a good faith effort to supply the additional quantities of Product on the delivery date specified.

9.3	Each Purchase Order shall correspond to Clonmel production batch size or multiples thereof as set out in Schedule F.

9.4	If there is an inconsistency between any Purchase Order and this Agreement, the terms and conditions of this Agreement shall prevail.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.5	The Parties agree that Clonmel in agreement with Advancis can utilise the Validation Batches in filling Purchase Orders.

10.	Delivery

10.1	Clonmel shall deliver the Product(s) by the dates stipulated in the Purchase Orders to the destinations nominated in writing by or on behalf of Advancis.

10.2	The cost of delivery shall be borne by Advancis .

10.3	Clonmel shall pack the Product(s), secure the Product(s) to the pallets with appropriate pallet identity labelling and confirm pallet plans and loading arrangements to ensure safe and secure transportation and arrange for passage through customs. Clonmel shall clearly label each pallet with the destination delivery address.

10.4	Clonmel shall notify Advancis immediately if there is any lack of clarity as to the loading and labelling instructions.

11.	Labelling

11.1	Advancis shall provide Clonmel with printing films or proofs for all printed packaging Components which may not be altered by Clonmel.

11.2	Advancis shall promptly inform Clonmel of any required modifications to printed packaging Components and the date of implementation.

11.3	Clonmel shall source printed and non-printed packaging components from suppliers audited and approved by Advancis.

11.4	Clonmel shall maintain stock of Materials and Components including printed packaging Components for the Product(s) in accordance with the [***] forecasted

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

demand. In case Advancis discontinues any Materials or Component, the writing off of the existing stock, according to the [***] forecast given to Clonmel, shall be born by Advancis.

12.	Indemnification

12.1	Indemnification by Advancis. Advancis shall indemnify Clonmel and its Affiliates, and their respective directors, officers, employees and agents (the “Clonmel Parties”), and defend and hold each of them harmless, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all Third Party liability suits, investigations, claims or demands (collectively, “Losses”) arising from or occurring as a result of or in connection with (i) handling, distribution, use or sale of Product by Advancis and/or (ii) a breach of any obligation or warranty of Advancis hereunder; (iii) the negligence or willful misconduct on the part of Advancis or, its Affiliates, and their respective directors, officers, employees and agents (the “Advancis Parties”) in performing any activity contemplated by this Agreement, or otherwise in relation to the Products, except for those Losses for which Clonmel has an obligation to indemnify Advancis Parties pursuant to Section 12.2.

12.2	Indemnity by Clonmel. Clonmel shall indemnify the Advancis Parties, and defend and hold each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (i) a breach of the Product Warranties and/or (ii) any obligation or warranty of Clonmel hereunder; and /or (iii) the negligence or willful misconduct on the part of one or more of the Clonmel Parties in performing any activity contemplated by this Agreement, except for those Losses for which Advancis has an obligation to indemnify Clonmel and its Affiliates pursuant to Section 12.1.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.3	Additionally, except to the relative extent that Clonmel is obliged to indemnify Advancis pursuant to Clause 13.2, Advancis shall indemnify Clonmel against all claims for losses made or brought against Clonmel seeking damages for personal injury (including death) and/or for costs of medical treatment, caused by or attributed to the Product.

12.4	NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NONE OF THE PARTIES HERETO SHALL BE LIABLE TO ANY OTHER PARTY HERETO BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

12.5	Indemnification Procedure.
Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by the applicable Party (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 12.1 or Section 12.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such Indemnification Claim Notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss, to the extent that the nature and amount of such Loss are known at such time. The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.
Third Party Claims. The obligations of an Indemnifying Party under this Section 12 with respect to Losses that are subject to indemnification as provided for in Section 12.1 or 12.2 (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:
(i)	At its option, the Indemnifying Party may assume the defence of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.

(ii)	Upon assuming the defence of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defence of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defence of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.
(c)	Right to Participate in Defence. Without limiting the preceding Section 12.3(b), any Indemnitee shall be entitled to participate in, but not control, the defence of such Third Party Claim and to appoint counsel of its choice for such purpose; provided, however, that such appointment shall be at the Indemnitee’s own expense unless (i) the appointment thereof has been specifically authorized by the Indemnifying Party in writing,; or (ii) the

Indemnifying Party has failed to assume the defence and appoint counsel in accordance with the preceding section 11.3, in which case the Indemnified Party shall control the defense.

(d)	Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate, and shall transfer to the Indemnified Party all amounts which said Indemnified Party shall be liable to pay prior to the entry of judgment. With respect to all other Losses in connection with a Third Party claim, where the Indemnifying Party has assumed the defence of the Third Party claim in accordance with Section 12.3, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be withheld unreasonably). The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Cclaim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without the prior written consent of the Indemnifying Party.

(e)	Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.
12.6	Expenses. Except as provided above in this Section 12, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

12.7	The indemnities given in this Section 12 shall survive the termination of this Agreement.

13.	Fees

13.1	Advancis shall pay to Clonmel the fees set forth in Schedule B for the purchase of Product (the “Fees”), such Fees being payable by [***] in which the invoice is received, which invoice shall be sent for Product no earlier than the date of delivery of Product to the carrier.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.2	There will be [***]. The Parties shall, [***].

13.3	Method of Payment. All invoices issued by Clonmel and all payments made by Advancis hereunder shall be denominated in U.S. Dollars, regardless of the currency in which Clonmel’s third party obligations are denominated. Advancis shall not be required to compensate Clonmel for any currency fluctuations, including any occurring between the date of Clonmel’s invoice and the date of Advancis’ payment.

13.4	Advancis shall pay all sums payable by them under this Agreement free and clear of all deductions or withholding unless the law requires a deduction or withholding to be made. If a deduction or withholding is so required Advancis shall pay such additional amount as will ensure that the net amount Clonmel receives equals the full amount which it would have received had the deduction or withholding not been required.

13.5	If Clonmel fails to timely supply to Advancis Products as set forth in this Section 13.5, Advancis may exercise, at its option, one or more of the following remedies:
          (i) In the event Clonmel fails to deliver within [***] of the requested delivery date any Products pursuant to any Purchase Orders and the terms hereof for reasons other than those (i) caused by Advancis, including, failure to diligently place the corresponding Purchase Orders; or (ii) due to a Force Majeure Event or (iii) delays by any government agency or authority, Advancis may reasonably revise or cancel any outstanding Purchase Orders and may reasonably revise its Forecasts, without liability to Clonmel, provided however that Advancis will not revise or cancel any order or part of a Purchase Order for which Clonmel has already commenced manufacturing. In the event that there are delays in delivery for reasons (i) caused by Advancis, including failure to diligently place Purchase Orders; or (ii) due to a Force Majeure Event or (iii) delays by any government

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agency or authority, the Parties shall agree in good faith to an appropriate extension of the applicable delivery date.
          (ii) If Advancis does not cancel any non-delivered quantity of Products, Clonmel shall deliver the Products as close to the required delivery date as possible, using such expedited means of delivery, i.e. air freight, as is necessary. Any additional cost caused by these requirements shall be borne by the party causing the delay.
          (iii) In the event that Clonmel fails to deliver at least [***] percent ([***]%) of the volume of Products per Purchase Order within [***] of the delivery date, for reasons other than those related to: (i) Advancis, including, failure to diligently place the corresponding Purchase Orders; or (ii) due to a Force Majeure Event, the price payable for Products delivered against such original Purchase Orders will be reduced by [***] percent ([***]%) for the total Purchase Order amount. In the event that Clonmel fails to deliver at least [***] percent ([***]%) of the volume of Products per Purchase Order for an additional [***], that is, for [***] from the specified delivery date, then the price payable for the total Purchase Order amount shall be reduced by an additional [***] percent ([***]%), that is, for a total of [***] percent ([***]%). In the event that Clonmel fails to deliver at least [***] percent ([***]%) of the volume of Products per Purchase Order within [***] of the specified delivery date, then the price payable for the total Purchase Order will be reduced to [***].
14.	Storage

14.1	Clonmel shall store the Materials and the Components as well as the Product(s) in accordance with the Manufacturing Specifications, Marketing Authorisation(s), Master Production Record, GMP Rules and, in all material respects, Applicable Laws.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.	Title and Risk

15.1	Title to the Product(s) shall pass to Advancis as and when Product is delivered to a carrier that has been designated in writing by Advancis.

15.2	Risk in the Product(s) shall pass from Clonmel in accordance with Section 4.3.

15.3	Clonmel shall convey good title to all the Product(s), free from all liens and encumbrances.

15.4	Title and risk in the Materials and Components shall remain with Clonmel pending Manufacture.

15.5	Clonmel shall make adequate provision for insurance coverage in respect of Advancis Equipment, Materials, Components and those of the Product(s) held in storage at its own expense on an all risks basis.

16.	Inspection

16.1	Advancis shall have the right upon reasonable notice in advance, such notice not being less than [***], during normal working hours either itself or by its nominated representative to examine the books and records of Clonmel insofar as they relate to the Manufacture of the Product(s).

16.2	Advancis shall have the right upon reasonable advance notice, such notice not being less than [***] during normal working hours either itself or by its nominated representative to inspect the Facility and/or where Clonmel stores the Materials, the Components or the Product(s).

16.3	Clonmel shall permit one representative of Advancis to be present in the plant where and when Products are being manufactured throughout the Term. Clonmel shall provide adequate area for the representatives to work effectively.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.4	Clonmel shall allow representatives of any regulatory agency to inspect the relevant parts of the Facility where the manufacture of Product is carried out and to inspect the Master Production Record and Batch Records to verify compliance with GMP Rules, Marketing Approvals and Applicable Laws and other practices or regulations and shall promptly notify Advancis of the scheduling of any such inspection relating to the manufacture of Product. Advancis shall have the right to be present during and to participate in any such inspection. Clonmel shall promptly send to Advancis a copy of any reports, citations, or warning letters received by Clonmel in connection with an inspection of a regulatory agency to the extent such documents relate to or affect the manufacture of Product.

17.	Permits and Regulatory Approvals

17.1	Clonmel warrants that it possesses and shall maintain in full force and effect at all times during the term of this Agreement all licences, permits and similar certificates required for the operation of the Facility and for the Manufacture of the Product(s) and the storage of the Materials, the Components and the Product(s). Clonmel shall promptly notify Advancis if Clonmel receives notice that any such license, permit, or approval is or may be revoked or suspended.

17.2	At its expense, Advancis shall be responsible for filing and maintaining all Regulatory Applications and Marketing Authorizations with the relevant RHAs

18.	Confidential Information

18.1	Definition. “Confidential Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement. Without limiting the foregoing, the terms of this Agreement shall be deemed “Confidential Information” and shall be subject to the terms and conditions set forth in this Section 18.

18.2	Each Party undertakes and agrees in relation to Confidential Information of the other Party:
(a)	to use such Confidential Information only for the purposes envisaged under this Agreement and not to use the same or any part thereof for any other purpose whatsoever;

(b)	to ensure that those of its Affiliates, employees and sub-contractors who are concerned with the carrying out of this Agreement are informed of the secret and confidential nature of it;

(c)	in accordance with Section 17 (b) to ensure that those Affiliates, employees and sub-contractors agree to keep such Confidential Information secret and confidential;

(d)	to keep such Confidential Information secret and confidential and not, save as envisaged as part of this Agreement, to disclose or permit to be disclosed the same to any Third Party for any reason without the prior written consent of the disclosing Party.

18.3	Notwithstanding the foregoing Section 18.2, the obligations of confidence and non-use shall not extend to Confidential Information which:
               (a) at the time of disclosure is in the public domain; or
               (b) becomes part of the public domain, by publication or otherwise, through no breach of this Agreement; or
               (c) at the time of disclosure is already in possession of the Party who received such information, as established by contemporaneous written records; or
               (d) becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis; or
               (e) is independently developed by a Party without use of or reference to the other Party’s Confidential Information, as established by contemporaneous written records.
18.4	The Parties agree that the obligations of this Section 18 may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Section 18, or a continuation of any such breach by any other Party, and other equitable relief to redress such breach.

18.5	Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the longer of (i) 15 years from the Effective Date, and (ii) the Term and the 10 years’ period following any expiration or termination of the Agreement, each Party and its Affiliates shall keep completely confidential and shall not publish or otherwise disclose any Confidential Information of the other Party, its Affiliates or sub-licensees. Neither Party shall use Confidential Information of the other Party except as necessary to perform its obligations or to exercise its rights under this Agreement. Subject to Section 18.6, no announcements or public statement concerning the specific terms of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party. The terms of any such announcement shall be agreed in good faith by the Parties.

18.6	Permitted Disclosures. A Party (the “Disclosing Party”) shall be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Confidential Information that the disclosing Party is required to make or disclose pursuant to:
(i) a valid order of a court or governmental authority; or
(ii) any other requirement of law or any securities or stock exchange;
provided that if the disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the disclosing Party shall give the other Party reasonable notice of such fact and such other Party shall have been given the opportunity to oppose such disclosure by the disclosing Party subject to the required disclosure by seeking a protective order or other appropriate remedy.
The disclosing Party shall fully co-operate with the other Party in connection with the other Party’s efforts to obtain any protective order or other appropriate remedy.
If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.
     A Party shall be entitled to disclose this Agreement and the terms thereof to its attorneys, accountants and advisors or in connection with a proposed merger, sale,

consolidation, financing permitted assignment or permitted use of Confidential Information, or similar transactions provided that the disclosing Party makes reasonable efforts to obtain an obligation of confidentiality with respect thereto.
18.7	Publicity. Neither Party shall refer to, display or use the other’s name, corporate style, trade marks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity.

19.	Intellectual Property

19.1	Ownership.
(a) As between the Parties, Advancis shall own all right, title and interest in and to the Advancis Intellectual Property Rights. Clonmel agrees to assign and hereby assigns to Advancis all of Clonmel’s right, title and interest in and to the Advancis Intellectual Property Rights.
(b) As between the Parties, Clonmel shall retain all right, title and interest in and to the Clonmel Intellectual Property Rights.
19.2	License Grants.
     Clonmel hereby grants to Advancis a non-exclusive, royalty-free, paid-up, perpetual, non-terminable, worldwide license, with the right to grant sublicenses, to practice any and all Clonmel Intellectual Property Rights embodied in the Product or the Process to use, make, have made, offer for sale, sell, and import Product, which license shall survive termination of this Agreement.

20.	Force Majeure

20.1	Neither Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

21.	Assignment and Subcontracting

21.1	Clonmel shall not be entitled to sub-contract any of its obligations under this Agreement without the prior written approval of Advancis., such approval not to be unreasonably withheld.

21.2	Neither Party shall assign this Agreement (or any Schedule hereto), in whole or in part, without the prior written consent of the other Party, except that, without consent, either Party shall be permitted to assign its rights hereunder to one or more of its Affiliates and each Party shall have the right to assign this Agreement in connection with a merger or consolidation or similar transaction or in connection with the sale or transfer of substantially its entire business or that portion of the business to which this Agreement relates and provided that the assignee agrees to be bound by the terms and conditions of this Agreement. No such assignment shall relieve the assignor of its obligations under this Agreement unless agreed to in writing by the other Party. Any purported assignment not permitted under this Section 20.2 shall be null, void, and of no effect.

22.	General

22.1	Amendment. No amendments, changes, modifications or alterations to the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by both Parties.

22.2	Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by fax (with confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate address and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice to the other Party):
     If to Clonmel, to:

Clonmel Healthcare Limited
Waterford Road
Clonmel Co.
Tipperary, Ireland
Attention: CEO
Fax:
     and
     If to Advancis, to:

Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: CEO
Fax:

Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 21.2.
22.3	Unforeseeable Provisions
     If the whole or any part of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part this Agreement shall continue to be valid as to the other provisions thereof and the remainder (if any) of the affected provision, unless a Party’s rights or obligations under this Agreement are materially affected, in which case the Parties agree to amend this Agreement to reflect the original intent of the Parties with respect to their rights and obligations.
22.4	Entire Agreement

22.5	This Agreement and the Development and Clinical Manufacturing Agreement and the Facility Build Out Agreement constitutes the entire and complete understanding of the Parties relating to the subject matter hereof and all prior understandings or agreements between the Parties relating to the subject matter hereof shall be superseded by this Agreement.

22.6	Survival. The provisions of this Agreement which are expressed to survive its termination or from their nature or context it is contemplated that they are to survive such termination shall remain in full force and effect notwithstanding the termination of this Agreement.

22.7	Further Assurances. At the request of any of the Parties, the other Party shall execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

22.8	Counterparts. This Agreement and any Schedule hereto may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.9	Titles and Subtitles. The titles and subtitles used in this Agreement (including any Schedule hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Schedule hereto).

22.10	Pronouns. Where the context requires, (i) all pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

22.11	Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Schedule hereto) shall in no manner affect its rights at a later time to enforce the same. No waiver by any Party of the breach of any term contained in this Agreement (including any Schedule hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement (including any Schedule hereto).

22.12	No Presumption Against Drafter. For purposes of this Agreement, Advancis hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Schedule hereto) be construed against the drafter.

23.	Term and Termination

23.1	This Agreement shall come into force on the Effective Date and shall continue for an initial period of 5 years from the Effective Supply Date, and thereafter shall be subject to termination by either party upon twelve months’ prior written notice to the other.

23.2	Termination for Material Breach.
(a)	Any failure by a Party to comply with any of its material obligations contained herein shall constitute a material breach and shall entitle the Party not in breach to give to the Party in breach written notice specifying the nature of the breach. Such notice shall require the breaching Party to make good or otherwise cure such breach.

(b)	If such breach is not cured within 30 days after the receipt of notice pursuant to Section 22.2(a) above (or, if such default cannot be cured within such 30 –days’ period, and the Party in breach does not commence actions to cure such breach within such period and thereafter diligently continue such actions and cure such breach within 180 days after the receipt of such notice, except in the case of a payment default, as to which the breaching Party shall have only a 30 days’ cure period), then the Party not in breach shall be entitled, without prejudice to any of the other rights conferred on it by this Agreement, to terminate this Agreement upon written notice to the other Party.
23.3	Termination by Insolvency.

Termination by Insolvency. Any Party shall be entitled to terminate this Agreement where the other Party ceases to do business, becomes unable to pay its debts as they fall due, has a receiver, examiner or similar officer appointed in respect of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction), or any equivalent or similar action or proceeding is taken or suffered in any jurisdiction and the same is not dismissed or discharged within 30 days thereafter.

23.4	Termination for Withdrawal of Product(s)

Advancis may terminate this Agreement by written notice with immediate effect if Advancis permanently withdraws Product from the market.

23.5	Termination upon termination of the Facility Build Out Agreement

Where Advancis terminates the Facility Build Out Agreement pursuant to Section 8.2 of that Agreement, Clonmel may terminate this Agreement by written notice with immediate effect.

24.	Events upon Termination

24.1	Upon termination and unless otherwise agreed between the Parties:
     (a) Products manufactured to Purchase Orders from Advancis shall be delivered by Clonmel to Advancis whereupon Advancis shall pay Clonmel in accordance with the terms of this Agreement;
     (b) work in progress commenced by Clonmel against Purchase Orders shall be completed by Clonmel and delivered to Advancis whereupon Advancis shall pay Clonmel in full thereof in accordance with the terms;
     (c) Components acquired by Clonmel pursuant to Purchase Orders shall be transferred to Advancis and Advancis shall reimburse Clonmel for the acquisition costs thereof incurred by Clonmel.
     (d) subject to Section 24 (e) below, all records relating to the manufacture and analysis of the Product(s) and retained samples of Materials, Components and Product(s)

shall be retained by Clonmel in accordance with Section 4 or transferred to Advancis if requested by Advancis.
     (e) Clonmel shall, upon Advancis’s prior written request, return or destroy any Advancis Confidential Information in the possession or control of Clonmel. Likewise, Advancis shall, upon Clonmel’s prior written request, return or destroy any Clonmel Confidential Information in the possession or control of Advancis, except Clonmel Confidential Information as to which Advancis retains rights under this Agreement or the Development and Clinical Manufacturing Agreement. Notwithstanding the foregoing provisions: (i) Clonmel may retain and preserve, at its sole cost and expense, samples and standards of each Batch following termination or expiration of this Agreement solely for use in determining Clonmel’s rights and obligations hereunder; (ii) each Party may retain such of the other Party’s Confidential Information as may be required by Applicable Laws, regulations, or guidelines and (iii) Advancis may continue to retain and use Clonmel Confidential Information that is required to maintain Marketing Approval provided that such Confidential Information may not be used for any purpose without the prior written consent of the other Party and provided also that the provisions of Section 18 shall continue to apply to such Confidential Information.
     (f) in the event of termination by Clonmel pursuant to Section 23.5 then
(i) Clonmel shall have no obligation to complete any work in progress commenced by Clonmel prior to termination and Advancis shall fully and finally release Clonmel from its obligation to manufacture and supply Product pursuant to this Agreement; and
(ii) Clonmel shall not be liable to Advancis for any breach of this Agreement to the extent that such breach has arisen by reason of a termination of the Facility Build Out Agreement by Advancis pursuant to Section 8.2 of the Facility Build Out Agreement.
24.2	Clonmel shall, at Advancis option, cancel or use its reasonable endeavours to transfer (if transferable) to Advancis `or such person as Advancis may nominate, any licence(s), permit(s) or approval(s) obtained specifically for the manufacturing of the Product(s) under this Agreement.

24.3	Neither party shall have the right to claim any compensation or indemnity whatsoever as a result of the lawful termination of this Agreement other than as set out in this Agreement. The respective obligations of the Parties under Sections 5.7, 8.1, 12.1-12.7, 18.1-18.6, 19.1, 19.2, 24.1-24.4 and 25.1 shall survive the termination of this Agreement.

24.4	The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

25.	Law and Jurisdiction.

25.1	Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions. All suits, disputes, actions, and other legal proceedings (collectively, “Suits”) related to or arising out of this Agreement, will be brought in the Federal District Court of the District of Maryland, or in a state court located in Maryland, as the case may be, which will have the exclusive jurisdiction over such Suits, and to the personal jurisdiction of which Clonmel and Advancis irrevocably submit.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ADVANCIS PHARMACEUTICAL CORPORATION

By:	/s/ Edward M Rudnic

Edward M. Rudnic, Ph.D.

Title: Chairman & CEO

CLONMEL HEALTHCARE LIMITED

By:	/s/ Rory O’Riordan

Rory O’Riordan

Title: CEO

SCHEDULE A
Approved Suppliers
     Excipient List of Vendors for Amoxicillin Tablet and Sprinkle Dose:
     [***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE B
FEES
[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE C
Advancis Equipment
See Exhibit B of the Facility Build Out Agreement, as amended from time to time, the relevant provisions of which are incorporated by reference herein.

SCHEDULE D
Material Specifications
(To be finalized after NDA approval)

SCHEDULE E
Analytical Equipment
[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE F
Batch Size
(To be finalized aftlidation)

SCHEDULE G
Manufacturing Specifications
(To be finalized after NDA approval)

SCHEDULE H
Master Production Record
(To be finalized after NDA approval)

47